Exhibit 10.3
Execution Version
SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
This Second Amendment (this “Second Amendment”) to the Employment Agreement by and between Target Logistics Management, LLC, a Massachusetts limited liability company (the “Company”), and Troy Schrenk (the “Executive”), dated as of January 29, 2019 and as amended on February 25, 2021 (the “Employment Agreement”), is entered into as of January 1, 2022.
WITNESSETH:
WHEREAS, the Company and the Executive previously entered into the Employment Agreement; and
WHEREAS, the Company has determined that it is prudent to amend the Employment Agreement’s terms to reflect changes to the Executive’s compensation arrangements and to revise the term of the Agreement; and
WHEREAS, the Company and the Executive desire to so amend the Employment Agreement as set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants set forth in this Second Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
1. AMENDMENTS TO THE EMPLOYMENT AGREEMENT.
a. Section 2 of the Employment Agreement shall be and hereby is amended by revising the first sentence to read “The initial term of employment under this Agreement, as amended, shall commence on January 1, 2022 and extend for 36 months (the “Initial Term”).”
b. Section 9(d) of the Employment Agreement shall be and hereby is amended by revising the reference to “(C) continued Base Salary for 12 months following the Date of Termination (the “Severance Period”)” to be and to read “(C) an amount equal to 1x the sum of the Executive’s annual Base Salary and Target Bonus for the year, each determined as of the Date of Termination, which shall be paid over the 12 months following the Date of Termination (the “Severance Period”)”.
c. Section 9(e)(ii) of the Employment Agreement shall be and hereby is amended by revising the reference to “the sum of 1x” to be and to read “2x the sum of”.
d. Section 9(e)(ii) of the Employment Agreement shall be and hereby is further amended by revising the reference to “(B) the Continued Coverage Payment” to be and to read “(B) an amount equal to 1.5x the Continued Coverage Payment”.
2. AFFIRMATION.  This Second Amendment is to be read and construed with the Employment Agreement as constituting one and the same agreement. Except as specifically modified by this Second Amendment, all remaining provisions, terms and conditions of the Employment Agreement shall remain in full force and effect.

3. DEFINED TERMS.  All terms not herein defined shall have the meaning ascribed to them in the Employment Agreement.
4. RATIFICATION AS AMENDED.  Except as amended by this Second Amendment, the terms and conditions of the Employment Agreement are confirmed, approved, and ratified, and the Employment Agreement, as amended by this Second Amendment, shall continue in full force and effect. Any reference to the Agreement in the Employment Agreement as amended by this Second Amendment shall mean the Employment Agreement as amended by this Second Amendment.
5. COUNTERPARTS.  This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Second Amendment or have caused this Second Amendment to be duly executed and delivered on their behalf.
TARGET LOGISTICS MANAGEMENT, LLC
By: /s/ James B. Archer
Name: James B. Archer
Title: President & CEO

TROY SCHRENK
/s/ Troy Schrenk
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